UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 5, 2000
                                                 ------------

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC. (as depositor under the Pooling and Servicing Agreement, relating to the First Union - Lehman Brothers - Bank of America Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 1998-C2)


                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
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             (Exact name of registrant as specified in its charter)


      North Carolina               333-30294                56-1643598
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     (State or other              (Commission              (IRS Employer
     jurisdiction of               File Number)           Identification No.)
      incorporation)


One First Union Center, Charlotte, North Carolina             28228-0600
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  (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (704) 374-6161
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          (Former name or former address, if changed since last report)





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ITEM 5.     Other Events
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            This Current Report relates to the First Union - Lehman Brothers -
Bank of America Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 1998-C2 (the "Certificates"), for which First Union Commercial Mortgage Securities, Inc. (the "Depositor") acted as depositor. In connection with the issuance of the Certificates, First Union National Bank ("First Union"), an affiliate of the Depositor, sold certain commercial mortgage loans (the "First Union Loans") to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of May 1, 1998 (the "Loan Sale Agreement"), between First Union and the Depositor. In addition, the Depositor also acquired certain other commercial mortgage loans from Lehman Brother Holdings Inc. and Bank of America NT&SA (each, an "Additional Loan Seller"). The Depositor then transferred and assigned such mortgage loans and the First Union Loans, along with, among other things, the Depositor's rights under the Loan Sale Agreement, to Norwest Bank Minnesota, National Association, as trustee under the Pooling and Servicing Agreement pursuant to which the Certificates were issued (the "Pooling Agreement"). The Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class IO Certificates (the "Offered Certificates") were offered to the public pursuant to a Prospectus dated May 11, 1998, as supplemented by a Prospectus Supplement dated May 21, 1998 (collectively, the "Prospectus"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.

            First Union has informed the Depositor that it received, among other things, a letter from ORIX Real Estate Capital Markets, LLC ("ORIX"), as master servicer under the Pooling Agreement alleging that (i) there were "document defects" relating to certain of the First Union Loans (the "Affected Mortgage Loans") having an aggregate principal amount equal to approximately $399,421,597 as of July 1, 2000, (ii) such defects materially and adversely affect the value of the Affected Mortgage Loans, and (iii) First Union was in default with respect to its obligations to cure such defects in accordance with the terms of the Loan Sale Agreement and the Pooling Agreement. In its letter, ORIX also requested that First Union repurchase the Affected Mortgage Loans in accordance with the terms of the Loan Sale Agreement and the Pooling Agreement. In addition to being the Master Servicer, ORIX is currently the Special Servicer and the holder of the most subordinate Class of Certificates.

            Under the terms of the Loan Sale Agreement and the Pooling Agreement, an Affected Mortgage Loan would be required to be repurchased to the extent that (i) the related loan documents did not meet the requirements set forth in the Loan Sale Agreement and the Pooling Agreement, (ii) such defects "materially and adversely affect the value of the related Affected Mortgage Loan or the interest of the Certificateholders therein," and (iii) First Union fails to cure such defect in accordance with the terms of the Loan Sale Agreement and the Pooling Agreement.

            According to First Union, it responded to ORIX's letter in, among other things, a letter dated July 18, 2000 to ORIX. In it, First Union stated that it does not believe that any of the issues raised by ORIX trigger a repurchase obligation based upon the terms of the Loan Sale Agreement or the Pooling Agreement, and therefore First Union will not repurchase any Affected Mortgage Loan.

            In addition, First Union has informed the Depositor that, although document exceptions are not uncommon in commercial mortgage-backed securities transactions and are typically cured in the ordinary course of business, (i) First Union is committed to obtaining all missing post-closing "housekeeping" type documents relating to any First Union Loan as expeditiously as possible,
(ii) there is an ongoing process in place at First Union to cure the document exceptions relating to the First Union Loans, (iii) First Union has remedied a significant amount of the issues raised by ORIX and expects to remedy the remainder of these issues shortly, and (iv) First Union will continue to honor its obligations under the terms of the Loan Sale Agreement and the Pooling Agreement and will take all necessary and appropriate action in response to these issues.

            Although the Depositor has been informed that the Additional Loan Sellers have received similar correspondence from ORIX requesting the repurchase of other mortgage loans relating to the Certificates, the Depositor has not been informed, and no assurance can be given, as to what actions will or will not be taken by the Additional Loan Sellers in response to such requests.

            Any repurchase of a Mortgage Loan would have the same effect as a prepayment in full (without the payment of any prepayment penalty or yield maintenance charge) and could adversely affect the yield to maturity on any Class of Offered Certificates in the manner described in the Prospectus.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST UNION COMMERCIAL MORTGAGE
                                      SECURITIES, INC.


August 17, 2000

                                    By:  /s/ Jay Powers
                                       -----------------------------------------
                                       Name:  Jay Powers
                                       Title:  Senior Vice President